Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form F-3) and related Prospectus of Alpha Tau Medical Ltd. for the registration of its securities and to the incorporation by reference therein of our report dated March 9, 2026, with respect to the consolidated financial statements of Alpha Tau Medical Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 27, 2026	A member of EY Global